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Exhibit 32(i)

Woodward Governor Company
Certification pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

        We hereby certify that the accompanying Report of Woodward Governor Company on Form 10-Q for the nine months ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Woodward Governor Company.

Date:	July 30, 2003	July 30, 2003
/s/ JOHN A. HALBROOK John A. Halbrook President and Chief Executive Officer		/s/ STEPHEN P. CARTER Stephen P. Carter Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32(i)